Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES FISCAL 2021 FIRST-QUARTER FINANCIAL RESULTS;

AFFIRMS GUIDANCE

Financial and Business Highlights:

•	Q1 Net Sales of $126 Million
•	Q1 Adjusted EBITDA of $33 Million
•	Commenced Marketing Four Products in FY21 Q1
•	Fully Implemented $15 Million of Cost Reduction Initiatives
•	Recently Announced the Marketing of an Authorized Generic for Tirosint® (Levothyroxine Sodium Capsules)

Philadelphia, PA – November 4, 2020 – Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2021 first quarter ended September 30, 2020.

“We view our fiscal 2021 first quarter net sales of $126 million as a solid achievement, given our current competitive landscape and overall decline of total prescriptions related to the ongoing pandemic,” said Tim Crew, chief executive officer of Lannett. “During the quarter, we fully implemented our cost reduction plan that we estimate will lower expenses by approximately $15 million, annually, and launched four new products, including Levothyroxine Sodium Tablets, a meaningful product for us. More recently, we began marketing two additional products, including the exclusive authorized generic of Tirosint® (Levothyroxine Sodium Capsules), a medication that complements and expands our thyroid deficiency portfolio of products. Our plans include launching approximately seven more products over the balance of the current fiscal year. Based on the aforementioned, we are affirming our previous guidance for the fiscal 2021 full year.

“At the end of this month, we intend to use a portion of our existing cash to pay down, in full, our Term A Loans. This milestone will lower our annual interest expense and principal payments by approximately $30 million, thus improving our financial flexibility. Moreover, our remaining debt is free of financial covenants and the nearest maturity is in November of 2022, two years away.

“We continue to advance a number of drug candidates in our portfolio that we believe have durable value and the potential to be catalysts for significant growth. Our respiratory and biosimilar product candidates with large addressable markets remain on track, and we expect to expand such durable portfolio assets over the course of this fiscal year.”

For the fiscal 2021 first quarter on a GAAP basis, net sales were $126.5 million compared with $127.3 million for the first quarter of fiscal 2020. Gross profit was $25.7 million, or 20% of net sales, compared with $42.7 million, or 33% of net sales. The company recorded restructuring expenses of $4.0 million compared with $1.4 million in the prior-year first quarter. Net loss was $6.5 million, or $0.17 per share, compared with $12.2 million, or $0.32 per share, for the first quarter of fiscal 2020.

For the fiscal 2021 first quarter reported on a Non-GAAP basis, net sales were $126.5 million compared with $127.3 million for the first quarter of fiscal 2020. Adjusted gross profit was $34.4 million, or 27% of net sales, compared with $52.6 million, or 41% of net sales, for the prior-year first quarter. Adjusted interest expense decreased to $11.2 million compared with $15.3 million for the first quarter of fiscal 2020. Adjusted net income was $2.2 million, or $0.06 per diluted share, compared with $8.8 million, or $0.22 per diluted share, for the fiscal 2020 first quarter. Adjusted EBITDA for the fiscal 2021 first quarter was $33.2 million.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2021 first quarter ended September 30, 2020. The conference call will be available to interested parties by dialing 800-447-0521 from the U.S. or Canada, or 847-413-3238 from international locations, passcode 49992942. The call will be broadcast via the Internet at www.lannett.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, including Adjusted EBITDA, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance. The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. The company also believes that including Adjusted EBITDA, as defined in the company’s existing Credit Agreement, is appropriate to provide additional information to investors to demonstrate the company’s ability to comply with financial debt covenants. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) restructuring expenses, (3) non-cash interest expense, as well as (4) certain other items considered unusual or non-recurring in nature.

Adjusted EBITDA excludes the same adjustments discussed above, as well as additional adjustments permitted under the company’s existing Credit Agreement.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications – see financial schedule below for net sales by medical indication. For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Any such statements, including, but not limited to, successfully commercializing recently introduced products, launching and successfully commercializing additional products in fiscal 2021, achieving cost savings from the recently announced restructuring and cost savings plan, the potential material impact of COVID-19 on future financial results, and achieving the financial metrics stated in the company’s guidance for fiscal 2021, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time. These forward-looking statements represent the company's judgment as of the date of this news release. The company disclaims any intent or obligation to update these forward-looking statements.

# # #

LANNETT COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	(Unaudited)
	September 30, 2020	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$108,774	$144,329
Accounts receivable, net	138,796	125,688
Inventories	156,478	142,867
Income taxes receivable	19,703	14,419
Assets held for sale	2,678	2,678
Other current assets	15,787	13,227
Total current assets	442,216	443,208
Property, plant and equipment, net	176,984	179,518
Intangible assets, net	369,146	374,735
Operating lease right-of-use asset	9,085	9,343
Deferred tax assets	120,462	117,890
Other assets	14,027	11,861
TOTAL ASSETS	$1,131,920	$1,136,555

LIABILITIES
Current liabilities:
Accounts payable	$47,539	$32,535
Accrued expenses	15,609	14,962
Accrued payroll and payroll-related expenses	9,581	16,304
Rebates payable	43,247	38,175
Royalties payable	18,366	20,863
Restructuring liability	405	27
Current operating lease liabilities	2,018	1,097
Short-term borrowings and current portion of long-term debt	81,314	88,189
Other current liabilities	1,125	2,713
Total current liabilities	219,204	214,865
Long-term debt, net	586,270	592,940
Long-term operating lease liabilities	9,546	9,844
Other liabilities	17,585	16,010
TOTAL LIABILITIES	832,605	833,659

STOCKHOLDERS' EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 40,687,784 and 39,963,127 shares issued; 39,393,357 and 38,798,787 shares outstanding at September 30, 2020 and June 30, 2020, respectively)	41	40
Additional paid-in capital	324,788	321,164
Accumulated deficit	(7,790)	(1,291)
Accumulated other comprehensive loss	(548)	(627)
Treasury stock (1,294,427 and 1,164,340 shares at September 30, 2020 and June 30, 2020, respectively)	(17,176)	(16,390)
Total stockholders' equity	299,315	302,896
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,131,920	$1,136,555

LANNETT COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three months ended
	September 30,
	2020	2019
Net sales	$126,479	$127,342
Cost of sales	92,187	77,656
Amortization of intangibles	8,589	7,028
Gross profit	25,703	42,658
Operating expenses:
Research and development expenses	6,539	8,940
Selling, general and administrative expenses	15,136	21,308
Restructuring expenses	4,043	1,388
Asset impairment charges	-	1,618
Total operating expenses	25,718	33,254
Operating income (loss)	(15)	9,404
Other income (loss):
Loss on extinguishment of debt	-	(2,145)
Investment income	45	729
Interest expense	(14,486)	(19,292)
Other	(23)	934
Total other loss	(14,464)	(19,774)
Loss before income tax	(14,479)	(10,370)
Income tax expense (benefit)	(7,980)	1,787
Net loss	$(6,499)	$(12,157)

Loss per common share:
Basic	$(0.17)	$(0.32)
Diluted (1)	$(0.17)	$(0.32)

Weighted average common shares outstanding:
Basic	39,070,982	38,309,267
Diluted (1)	39,070,982	38,309,267

(1) Effective with the 4.5% Senior Convertible Note issued on September 27, 2019, the diluted earnings per share was calculated based on the “if-converted” method.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Three months ended September 30, 2020
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Operating income (loss)	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (h)
GAAP Reported	$126,479	$92,187	$8,589	$25,703	20%	$6,539	$15,136	$4,043	$(15)	$(14,464)	$(14,479)	$(7,980)	$(6,499)	$(0.17)
Adjustments:
Amortization of intangibles (a)	-	-	(8,589)	8,589		-	-	-	8,589	-	8,589	-	8,589
Cody API business (b)	-	(74)	-	74		(2)	(427)	-	503	-	503	-	503
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,051)	-	1,051	-	1,051	-	1,051
Restructuring expenses (d)	-	-	-	-		-	-	(4,043)	4,043	-	4,043	-	4,043
Non-cash interest (e)	-	-	-	-		-	-	-	-	3,277	3,277	-	3,277
Other (f)	-	-	-	-		-	(951)	-	951	-	951	-	951
Tax adjustments (g)	-	-	-	-		-	-	-	-	-	-	9,669	(9,669)

Non-GAAP Adjusted	$126,479	$92,113	$-	$34,366	27%	$6,537	$12,707	$-	$15,122	$(11,187)	$3,935	$1,689	$2,246	$0.06

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude expenses associated with the 2020 Restructuring Plan
(e)	To exclude non-cash interest expense associated with debt issuance costs
(f)	To primarily exclude the reimbursement of legal costs associated with a distribution agreement
(g)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(h)	The weighted average share number for the three months ended September 30, 2020 is 39,070,982 for GAAP and 40,717,506 for non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Three months ended September 30, 2019
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Restructuring expenses	Asset impairment charges	Operating income	Other income (loss)	Income (loss) before income tax	Income tax expense	Net income (loss)	Diluted earnings (loss) per share (k)
GAAP Reported	$127,342	$77,656	$7,028	$42,658	33%	$8,940	$21,308	$1,388	1,618	$9,404	$(19,774)	$(10,370)	$1,787	$(12,157)	$(0.32)
Adjustments:
Amortization of intangibles (a)	-	-	(7,028)	7,028		-	-	-	-	7,028	-	7,028	-	7,028
Cody API business (b)	-	(1,722)	-	1,722		(420)	(214)	-		2,356	-	2,356	-	2,356
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,058)	-	-	1,058	-	1,058	-	1,058
Decommissioning of Philadelphia sites (d)	-	(989)	-	989		-	-	-	-	989	-	989	-	989
Restructuring expenses (e)	-	-	-	-		-	-	(1,388)	-	1,388	-	1,388	-	1,388
Asset impairment charges (f)	-	-	-	-		-	-	-	(1,618)	1,618	-	1,618	-	1,618
Non-cash interest (g)	-	-	-	-		-	-	-	-	-	4,008	4,008	-	4,008
Loss on extinguishment of debt (h)	-	-	-	-		-	-	-	-	-	2,145	2,145	-	2,145
Other (i)	-	(208)	-	208		-	(2,090)	-	-	2,298	(966)	1,332	-	1,332
Tax adjustments (j)	-	-	-	-		-	-	-	-	-	-	-	999	(999)

Non-GAAP Adjusted	$127,342	$74,737	$-	$52,605	41%	$8,520	$17,946	$-	$-	$26,139	$(14,587)	$11,552	$2,786	$8,766	$0.22

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude the costs related to the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites
(e)	To exclude expenses associated with the Cody API Restructuring Plan
(f)	To exclude impairment charges primarily associated with an operating lease right-of-use asset
(g)	To exclude non-cash interest expense associated with debt issuance costs
(h)	To exclude the loss on extinguishment of debt primarily related to the partial repayment of outstanding Term Loan A balance
(i)	To primarily exclude accrued separation costs related to the Company's former Chief Financial Officer as well as gains on sales of assets previously held for sale
(j)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(k)	The weighted average share number for the three months ended September 30, 2019 is 38,309,267 for GAAP and 40,653,053 for the non-GAAP earnings (loss) per share calculations. As a result of the 4.5% Senior Convertible Note issued on September 27, 2019, the diluted earnings per share was calculated based on the "if-converted" method.

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in thousands)

Three months ended
September 30, 2020
Net loss	$(6,499)

Interest expense	14,486
Depreciation and amortization	14,342
Income tax benefit	(7,980)
EBITDA	14,349

Share-based compensation	3,342
Inventory write-down	2,605
Investment income	(45)
Other non-operating loss	23
Restructuring expenses	4,043
Restructuring payments	(3,666)
Unrealized cost savings (a)	11,250
Other (b)	1,313
Adjusted EBITDA (Non-GAAP)	$33,214

(a)	To include the remaining cost savings expected to be realized as a result of the 2020 Restructuring Plan
(b)	To primarily exclude the reimbursement of legal costs associated with a distribution agreement, as well as the operating results of the ceased Cody API business

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

	Fiscal Year 2021 Guidance
				Non-GAAP
	GAAP	Adjustments		Adjusted

Net sales	$520 - $545	-		$520 - $545
Gross margin percentage	approx. 23.0% to 25.0%	6%	(a)	approx. 29% to 31%
R&D expense	$29 - $32	-		$29 - $32
SG&A expense	$59 - $62	($4)	(b)	$55 - $58
Restructuring expense	$4	($4)	(c)	-
Interest and other	$53 - $54	($12)	(d)	$41 - $42
Effective tax rate	approx. 34% to 35%	(13%)	(e)	approx. 21% to 22%
Adjusted EBITDA	N/A	N/A		$100 - $110
Capital expenditures	$15 - $20	-		$15 - $20

(a)	The adjustment primarily reflects amortization of purchased intangible assets related to the acquisition of Kremers Urban Pharmaceuticals, Inc. ("KUPI")

(b)	The adjustment excludes depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(c)	To exclude expenses associated with the 2020 Restructuring Plan
(d)	The adjustment primarily reflects non-cash interest expense associated with debt issuance costs
(e)	The adjustment reflects the impact of the CARES Act, which allows the Company to carryback the expected taxable loss into a prior fiscal year, where the statutory tax rate was 35%

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in millions)

	Fiscal Year 2021 Guidance
	Low	High
Net loss	$(16.5)	$(11.0)

Interest expense	53.0	54.0
Depreciation and amortization	55.0	55.0
Income taxes	(8.5)	(6.0)
EBITDA	83.0	92.0

Share-based compensation	9.0	9.0
Inventory write-down	8.0	9.0
Restructuring expenses	4.0	4.0
Restructuring payments	(4.0)	(4.0)
Adjusted EBITDA (Non-GAAP)	$100.0	$110.0

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended
($ in thousands)	September 30,
Medical Indication	2020	2019
Analgesic	$3,120	$1,884
Anti-Psychosis	13,028	28,034
Cardiovascular	19,714	21,606
Central Nervous System	22,525	19,257
Endocrinology	3,233	-
Gastrointestinal	17,100	16,962
Infectious Disease	21,932	11,895
Migraine	9,690	9,143
Respiratory/Allergy/Cough/Cold	1,426	2,707
Urinary	1,458	435
Other	7,634	9,861
Contract Manufacturing revenue	5,619	5,558
Net Sales	$126,479	$127,342